[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 7, 2016
Guggenheim Enhanced Equity Income Fund 227 West Monroe Street Chicago, Illinois 60606
RE:	Guggenheim Enhanced Equity Income Fund — Registration Statement on Form N-14
Ladies and Gentlemen:
We have acted as special counsel to Guggenheim Enhanced Equity Income Fund, a Massachusetts business trust (the “Fund”), in connection with the registration statement on Form N-14 (File No. 333-213449) of the Fund, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2016, and as proposed to be amended by Pre-Effective Amendment No. 1 on or about the date hereof (such registration statement, as proposed to be amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Guggenheim Enhanced Equity Income Fund, a Delaware statutory trust (the “Successor Fund”), as successor to the Fund pursuant to the Redomestication (as defined below), which Common Shares will be issued in connection with (i) the merger of Guggenheim Enhanced Equity Strategy Fund, a Delaware statutory trust (“GGE”), with and into the Successor Fund (the “GGE Merger”) pursuant to an Agreement and Plan of Merger (the “GGE Merger Agreement”), among GGE, the Fund and the Successor Fund, dated as of October 5, 2016, and (ii) the merger of Guggenheim Equal Weight Enhanced Equity Income Fund, a Delaware statutory trust (“GEQ”), with and into the Successor Fund (the “GEQ Merger” and, together with the GGE Merger, the “Mergers”) pursuant to an Agreement and Plan of Merger (the “GEQ Merger Agreement” and, together with the GGE Merger Agreement, each a “Merger Agreement”), among GEQ, the Fund and the Successor Fund, dated as of October 5, 2016. Immediately prior to the Mergers, the Successor Fund will acquire all of the assets of the Fund, and assume all of the liabilities of the Fund, in exchange for Common Shares of the Successor Fund in accordance with the terms of the Agreement and Plan of Redomestication (the “Redomestication Agreement”), between the Fund and the Successor Fund, dated as of October 5, 2016 (the “Redomestication”).

Guggenheim Enhanced Equity Income Fund
October 7, 2016

This opinion is being furnished in accordance with the requirements of Item 16 of Form N-14 under the Securities Act.
In rendering the opinion stated herein, we have examined and relied upon the following:
(a) the notification of registration on Form N-8A (File No. 811-21681) of the Fund, filed with the Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), on December 10, 2004, as amended on April 11, 2005 and July 22, 2005;
(b) the Registration Statement;
(c) an executed copy of a certificate of Mark E. Mathiasen, Secretary of the Fund and the Successor Fund, dated the date hereof (the “Secretary’s Certificate”);
(d) a copy of the Successor Fund’s Certificate of Trust, dated October 4, 2016 (the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of October 4, 2016 and certified pursuant to the Secretary’s Certificate;
(e) a copy of the Successor Fund’s Agreement and Declaration of Trust, by the sole trustee of the Successor Fund, dated October 4, 2016 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;
(f) a copy of the Successor Fund’s By-Laws, in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;
(g) an executed copy of the Redomestication Agreement;
(h) an executed copy of the GGE Merger Agreement;
(i) an executed copy of the GEQ Merger Agreement;
(j) a copy of certain resolutions of the Board of Trustees of the Fund adopted on August 17, 2016, certified pursuant to the Secretary’s Certificate;
(k) a copy of certain resolutions of the Sole Trustee of the Successor Fund, adopted on October 4, 2016, certified pursuant to the Secretary’s Certificate; and
(l) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Successor Fund’s existence and good standing in the State of Delaware.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and the Successor Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the

Guggenheim Enhanced Equity Income Fund
October 7, 2016

Fund and the Successor Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and the Successor Fund and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the  Transaction Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act (the “DSTA”).
As used herein, (i) “Transaction Agreements” means the Redomestication Plan, the GGE Merger Agreement and the GEQ Merger Agreement, and (ii) “Governing Documents” means those documents listed in paragraphs (d) through (f) above.
In rendering the foregoing opinion we have assumed that:
(a) the Governing Documents constitute the only governing instruments, as defined in the DSTA, of the Successor Fund; and further, we have assumed that (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Successor Fund or its Board of Trustees or shareholders, as applicable, that would result in, the liquidation, dissolution or winding-up of the Successor Fund, (ii) no event has occurred that has adversely affected the good standing of the Successor Fund under the laws of its jurisdiction of formation, and the Successor Fund has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing  and (iii) no grounds exist for the revocation or forfeiture of the Successor Fund's Certificate of Trust;
(b) each of the Redomestication, the GGE Merger and the GEQ Merger has been consummated and become effective in accordance with the terms of the Redomestication Agreement, the GGE Merger Agreement and the GEQ Merger Agreement, respectively;
(c) neither the execution and delivery by the Fund or the Successor Fund of the Transaction Agreements nor the performance by the Fund or the Successor Fund of its obligations thereunder, including the issuance of the Common Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Fund or the Successor Fund or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Fund or the Successor Fund or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Fund or the Successor Fund or its property is subject;

Guggenheim Enhanced Equity Income Fund
October 7, 2016

(d) neither the execution and delivery by the Fund or the Successor Fund of the Transaction Agreements nor the performance by the Fund or the Successor Fund of its obligations thereunder, including the issuance of the Common Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(e) the payment of consideration in respect of the Common Shares, and the application of such consideration, as provided in the Governing Documents and the Merger Agreements, as applicable, the satisfaction of all conditions precedent to the issuance of the Common Shares pursuant to the Merger Agreements, and compliance with all other terms, conditions and restrictions set forth in the Merger Agreements and the Governing Documents, as applicable, in connection with the issuance of Common Shares have occurred.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the conditions to consummation of the Redomestication as provided for in the Redomestication Agreement (including the approval by shareholders of the Fund) have been satisfied or, if permitted under applicable law, waived in writing; (iii) the Redomestication has been consummated in accordance with the Redomestication Agreement and the Successor Fund has adopted the Registration Statement pursuant to Rule 414 under the Securities Act; (iii) the conditions to consummation of the GGE Merger as provided for in the GGE Merger Agreement (including the approval by the trustees and shareholders of each of GGE and the Fund) have been satisfied or, if permitted under applicable law, waived in writing; (iii) the conditions to consummation of the GEQ Merger as provided for in the GEQ Merger Agreement (including the approval by shareholders of each of GEQ and the Fund) have been satisfied or, if permitted under applicable law, waived in writing; (iv) each of the Redomestication, the GGE Merger and the GEQ Merger has been consummated and become effective in accordance with the terms of the Redomestication Agreement, the GGE Merger Agreement and the GEQ Merger Agreement, respectively; (v) the Common Shares to be issued by the Successor Fund pursuant to each Merger Agreement (the “Issued Common Shares”) have been issued and delivered in accordance with the terms of the applicable Merger Agreement and entered into the share record books of the Successor Fund, the Issued Common Shares will be validly issued and fully paid and, under the DSTA, the holders of the Issued Common Shares will have no obligation to make further payments for the acquisition of such Issued Common Shares or contributions to the Successor Fund solely by reason of their ownership of such Issued Common Shares except for their obligation to repay any funds wrongfully distributed to them.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Guggenheim Enhanced Equity Income Fund
October 7, 2016

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH